Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Fannie Mae (formally, the Federal National
Mortgage Association) for the quarter ended September 30, 2010, as filed with the Securities and
Exchange Commission on the date hereof (the “Report”), I, David M. Johnson, Executive Vice
President and Chief Financial Officer of Fannie Mae, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fannie Mae.

/s/  David M. Johnson
David M. Johnson
Executive Vice President and
Chief Financial Officer

Dated: November 5, 2010

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.